As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 333-265655

Registration No. 333-257174

Registration No. 333-239311

Registration No. 333-231708

Registration No. 333-225116

Registration No. 333-189611

Registration No. 333-184004

Registration No. 333-178158

Registration No. 333-170044

Registration No. 333-162955

Registration No. 333-158260

Registration No. 333-152168

Registration No. 333-146624

Registration No. 333-112791

Registration No. 333-118016

Registration No. 333-106571

Registration No. 333-106568

Registration No. 333-97015

Registration No. 333-65200

Registration No. 333-58957

Registration No. 333-35919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8

REGISTRATION STATEMENT NO. 333-265655

FORM S-8

REGISTRATION STATEMENT NO. 333-257174

FORM S-8

REGISTRATION STATEMENT NO. 333-239311

FORM S-8

REGISTRATION STATEMENT NO. 333-231708

FORM S-8

REGISTRATION STATEMENT NO. 333-225116

FORM S-8

REGISTRATION STATEMENT NO. 333-189611

FORM S-8

REGISTRATION STATEMENT NO. 333-184004

FORM S-8

REGISTRATION STATEMENT NO. 333-178158

FORM S-8

REGISTRATION STATEMENT NO. 333-170044

FORM S-8

REGISTRATION STATEMENT NO. 333-162955

FORM S-8

REGISTRATION STATEMENT NO. 333-158260

FORM S-8

REGISTRATION STATEMENT NO. 333-152168

FORM S-8

REGISTRATION STATEMENT NO. 333-146624

FORM S-8

REGISTRATION STATEMENT NO. 333-112791

FORM S-8

REGISTRATION STATEMENT NO. 333-118016

FORM S-8

REGISTRATION STATEMENT NO. 333-106571

FORM S-8

REGISTRATION STATEMENT NO. 333-106568

FORM S-8

REGISTRATION STATEMENT NO. 333-97015

FORM S-8

REGISTRATION STATEMENT NO. 333-65200

FORM S-8

REGISTRATION STATEMENT NO. 333-58957

FORM S-8

REGISTRATION STATEMENT NO. 333-35919

UNDER

THE SECURITIES ACT OF 1933

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	91-1533912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan

CTI BioPharma Corp. Amended and Restated 2007 Employee Stock Purchase Plan

CTI BioPharma Corp. Stock Option Agreement

Cell Therapeutics, Inc. 2007 Equity Incentive Plan

Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan

Cell Therapeutics, Inc. 2003 Equity Incentive Plan

Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan

Cell Therapeutics, Inc. Novuspharma S.p.A. Stock Option Plan

Cell Therapeutics, Inc. 2003 Equity Incentive Plan

Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan

the Cell Therapeutics, Inc. 1994 Equity Incentive Plan, as amended

(Full Titles of the Plans)

Adam R. Craig

President, Chief Executive Officer and Interim Chief Medical Office

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Graham Robinson Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street, 23rd Floor Boston, Massachusetts 02116 (617) 573-4800	Katherine D. Ashley Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7000	Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SHARES

CTI BioPharma Corp., a Delaware corporation (the “Company”), is filing with the U.S. Securities and Exchange Commission (the “Commission”) these post-effective amendments (the “Post-Effective Amendments”) to deregister any and all shares of common stock, with par values up to $0.001 per share, of the Company (the “Shares”), previously registered but unsold or otherwise unissued under the following Registration Statements on Form S-8 as of the date hereof (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•

Registration Statement No. 333-265655, filed with the Commission on June 16, 2022, relating to the registration of (i) 8,000,000 Shares under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan, (ii) 500,000 Shares under the CTI BioPharma Corp. Amended and Restated 2007 Employee Stock Purchase Plan and (iii) 2,032,500 Shares under the CTI BioPharma Corp. Stock Option Agreement;

•

Registration Statement No. 333-257174, filed with the Commission on June 17, 2021, relating to the registration of (i) 6,000,000 Shares under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan, (ii) 800,000 Shares under the CTI BioPharma Corp. Amended and Restated 2007 Employee Stock Purchase Plan, and (iii) 1,097,000 Shares under the CTI BioPharma Corp. Stock Option Agreement;

•

Registration Statement No. 333-239311, filed with the Commission on June 19, 2020, relating to the registration of 5,100,000 Shares under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan;

•

Registration Statement No. 333-231708, filed with the Commission on May 23, 2019, relating to the registration of 2,000,000 Shares under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan;

•

Registration Statement No. 333-225116, filed with the Commission on May 22, 2018, relating to the registration of 3,300,000 Shares under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan;

•	Registration Statement No. 333-189611, filed with the Commission on June 26, 2013, relating to the registration of 12,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan;

•	Registration Statement No. 333-184004, filed with the Commission on September 20, 2012, relating to the registration of 3,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan;

•	Registration Statement No. 333-178158, filed with the Commission on November 23, 2011, relating to the registration of 14,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan;

•	Registration Statement No. 333-170044, filed with the Commission on October 20, 2010, relating to the registration of 40,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan;

•

Registration Statement No. 333-162955, filed with the Commission on November 6, 2009, relating to the registration of (i) 45,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan and (ii) 500,000 Shares under the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan;

•

Registration Statement No. 333-158260, filed with the Commission on March 27, 2009, relating to the registration of (i) 25,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan and (ii) 1,000,000 Shares under the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan;

•

Registration Statement No. 333-152168, filed with the Commission on July 7, 2008, relating to the registration of 10,000,000 Shares under the Cell Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan;

•

Registration Statement No. 333-146624, filed with the Commission on October 11, 2007, relating to the registration of (i) 250,000 Shares under the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan and (ii) 5,000,000 Shares under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan;

•

Registration Statement No. 333-118016, filed with the Commission on August 6, 2004, relating to the registration of (i) 5,000,000 Shares under the Cell Therapeutics, Inc. 2003 Equity Incentive Plan and (ii) 100,000 Shares under the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan;

•

Registration Statement No. 333-112791, filed with the Commission on February 13, 2004, relating to the registration of 350,000 Shares under the Cell Therapeutics, Inc. Novuspharma S.p.A. Stock Option Plan;

•	Registration Statement No. 333-106571, filed with the Commission on June 27, 2003, relating to the registration of 1,150,000 Shares under the Cell Therapeutics, Inc. 2003 Equity Incentive Plan;

•

Registration Statement No. 333-106568, filed with the Commission on June 27, 2003, relating to the registration of 150,000 Shares under the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-97015, filed with the Commission on July 24, 2002, relating to the registration of (i) 1,800,000 Shares under the Cell Therapeutics, Inc. 1994 Equity Incentive Plan, as amended and (ii) 200,000 Shares under the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-65200, filed with the Commission on July 16, 2001, relating to the registration of 2,700,000 Shares under the Cell Therapeutics, Inc. 1994 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-58957, filed with the Commission on July 13, 1998, relating to the registration of 1,500,000 Shares under the Cell Therapeutics, Inc. 1994 Equity Incentive Plan; and

•

Registration Statement No. 333-35919, filed with the Commission on September 18, 1997, relating to the registration of 2,330,006 Shares under the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and 285,714 Shares under the 1996 Employee Stock Purchase Plan.

Pursuant to the Agreement and Plan of Merger, dated as of May 10, 2023 (the “Merger Agreement”), by and among Swedish Orphan Biovitrum AB (publ), a Swedish public limited liability company (“Parent”), Cleopatra Acquisition Corp., a Delaware corporation and a wholly owned, indirect subsidiary of Parent (“Purchaser”), and the Company, Purchaser merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent. The Merger became effective on June 26, 2023, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any of the Shares registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby amends the Registration Statements to remove from registration the Shares registered but remaining unsold under the Registration Statements as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Visby, Sweden, on June 26, 2023.

CTI BIOPHARMA CORP.

By:	/s/ Henrik Stenqvist
Name:	Henrik Stenqvist
Title:	Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendments to the Registration Statements.